SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       January 3, 2008 (December 28, 2007)
                Date of Report (Date of earliest event reported)






                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                       1-4141                   13-1890974
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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







Item 1.02  Termination of  a Material Definitive Agreement
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As previously reported, on August 14, 2007, Pathmark Stores, Inc. ("Pathmark"),
a wholly-owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc., entered into a leasehold assignment contract (the "Agreement") for the sale of its leasehold interests in one of its stores (the "Lease") with CPS Operating Company LLC, a Delaware limited liability company (the "Buyer"). Pursuant to the terms of the Agreement, Pathmark was to receive $87 million for sale of the Lease and was to have assigned and transferred to the Buyer all of Pathmark's interest in the Lease and the Buyer was to have assumed all of the duties and obligations of Pathmark under the Lease. Upon execution of the Agreement, the Buyer deposited $5 million in escrow as a deposit against the purchase price for the Lease, which amount is non-refundable to Buyer except as otherwise expressly provided in the Agreement. On November 23, 2007, the Buyer deposited an additional $1 million in escrow as a further deposit against the purchase price for the Lease, bringing the total amount of such non-refundable deposit to $6 million (the "Deposit"). The sale of the Lease was scheduled to close on December 28, 2007.

On December 27, 2007, the Buyer issued a notice to Pathmark terminating the Agreement for reason of Pathmark's purported breach of the Agreement, which, if proven, would require the return of the Deposit. Pathmark is disputing the validity of Buyer's notice of termination as Pathmark believes the Buyer's position is without merit. Because Pathmark is challenging the validity of Buyer's December 27, 2007 notice of termination, Pathmark issued its own notice to the Buyer on December 31, 2007 asserting Buyer's breach of the Agreement as a result of the Buyer's failure to close on December 28. The Buyer's breach, if proven, would entitle Pathmark to keep the Deposit. Both parties have taken legal action to obtain the $6 million deposit held in escrow.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:
                   Name:  /s/ Allan Richards
                          ---------------------------------------------


                  Title: Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary


Dated:   January 3, 2008